EXHIBIT 99.4

CENTEX CORPORATION 2728 NORTH HARWOOD ST. P.O. BOX 199000 DALLAS, TX 75219
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Centex Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Centex Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M15048-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTEX CORPORATION
The Centex board of directors unanimously recommends that you vote “FOR” the approval of the Agreement and Plan of Merger and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the transaction.

Vote on Proposals		For	Against	Abstain

1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of April 7, 2009, by and among Pulte Homes, Inc., a wholly-owned subsidiary of Pulte and Centex.	☐	☐	☐

2.	To consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing.	☐	☐	☐

3.	To transact any other business as may properly come before the special meeting or any adjournments of the special meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Special Meeting of Stockholders
•, 2009 – 11:00 a.m. Central Time

10th Floor, 2728 North Harwood

Dallas, Texas
          YOUR VOTE IS IMPORTANT: Even if you plan to attend the Special Meeting in person, please vote your shares.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-k are available at www.proxyvote.com.

M15049-TBD

Centex Corporation
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Special Meeting of Stockholders - •, 2009
The undersigned hereby appoints Timothy R. Eller and David W. Quinn (acting jointly or, if only one is present, by that one alone), and each of them, proxies, with full power of substitution to each, to represent and to vote, as specified on the reverse side, at the Special Meeting of Stockholders of Centex Corporation (“Centex”) to be held •, 2009, or any adjournments or postponements thereof, all shares of common stock of Centex registered in the name of the undersigned at the close of business on •, 2009.
If the undersigned has voting rights with respect to shares of Centex common stock under a Centex, Eagle Materials Inc., Balfour Beatty or Wayne Homes profit sharing and retirement plan (the “Plan”), then the undersigned hereby directs the trustee of the Plan to vote the shares allocated to the undersigned’s account under the Plan on all matters coming before the Special Meeting, and at any adjournments or postponements thereof, in accordance with the instructions given herein (or if no instructions are given, as described in the following paragraph).
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.
By execution of this proxy, you hereby acknowledge receipt herewith of the Notice of Special Meeting and Proxy Statement for the •, 2009 Special Meeting.

Address Changes/Comments: